United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 24, 2006

Seawright Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-56848	54-1965220
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Cameron Street Alexandria, Virginia	22134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 340-1269

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this Amendment No. 1 to Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by the Registrant on April 17, 2006 (the “Original 8-K”) to clarify and supplement the list of previously issued financial statements that the Registrant has determined can no longer be relied upon and to clarify the accounting treatment related to puts issued under the Termination Agreement (defined below). The information in this Amendment No. 1 is intended to replace the Original 8-K in its entirety.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During its review of the Registrant’s Form 10-KSB for the fiscal year ended December 31, 2004 and the Registrant’s Form 10-QSBs for the fiscal quarters ended March 31, 2005 and June 30, 2005, SEC staff initiated discussions and comments with the Registrant about the Registrant’s accounting treatment for, among other things, (i) its August 2004 private placement (the “Private Placement”), (ii) its overpayment of amounts owed to a shareholder and (iii) its proceeds from the sale of trading securities. During the course of the Registrant’s review of its financial statements during the comment process, the Registrant also determined that it had improperly accounted for puts issued under a previously reported termination agreement entered into with a shareholder in October 2004 (the “Termination Agreement”).

Management of the Registrant, following its evaluation of the SEC staff’s comments and consultations with its independent auditor, Russell Bedford Stefanou Mirchandani LLP, has decided to restate its financial statements and make the following changes.

The original accounting for the Private Placement had allocated the proceeds received from the Private Placement on the residual value method rather than the relative fair value method as prescribed in EITF 98-5 and EITF 00-27. Accordingly, the proceeds attributed to the common stock, convertible debt and warrants were restated to reflect the relative fair value method. This restatement was originally included in the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the “Original 2005 10-KSB”).

The put agreement had been recorded under SFAS 150 with changes in fair value being charged to other expense. The fair value attributed to the put agreement as of the end of 2005 was determined to be the present value of the contract payment. An adjustment was done to restate the 2004 financials, which originally was contained in the Original 2005 10-KSB. The 2005 year end report contained in the Original 2005 10-KSB also reflected the value of the put agreement liability as being $200,000. Subsequently, it was determined the original restatement of the 2004 figures was incorrect. It was also determined the reporting of the 2005 put agreement liability at year end was incorrect as the agreement had effectively expired in October 2005. Accordingly, amounts attributed to the fair value of the liability will be further restated to reflect the proper valuation.

The overpayment to the shareholder had originally been classified as an increase to operating expenses and repayments by the shareholder recorded as an increase to other operating income. In review of accounting standards, it was determined the transaction will be reflected as a capital transaction due to the control relationship which existed between the shareholder, who is also the Registrant’s President, and the Registrant. The Registrant, through its restatements, has accounted for the excess payment to the Registrant’s shareholder as a nonreciprocal transfer and reflects the overpayment as a direct reduction of additional paid-in capital. These restatements were originally reflected in the Original 2005 10-KSB.

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The Registrant also previously recorded gains from sales of trading securities in investing activities, rather than in operating activities. The Registrant transferred such gains to operating activities. This adjustment was originally reflected in the Original 2005 10-KSB.

Management concluded that the Registrant’s previously issued financial statements for the year ended December 31, 2004 should no longer be relied upon, pending their restatement as described above. This determination was made by Management on February 24, 2006. Management has further concluded that the Registrant’s previously issued financial statements for the year ended December 31, 2005 should no longer be relied upon, pending their restatement as described above. This determination was made by Management on June 6, 2006. The Registrant also acknowledges that there are errors in its financial statements related to its quarterly reports on 10-QSB for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, but determined that these errors do not affect the financial statement in such a material way as to require amending such quarterly reports.

As described above, the Registrant initially presented certain of the restatements described in this Amendment No. 1 to Current Report when it filed with the Securities Exchange Commission its Original 2005 10-KSB. All of the restatements, described in this Amendment No. 1 to Current Report, including those already presented in the Original 2005 10-KSB and those made subsequent thereto, will be presented when the Registrant files with the Commission its Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005, and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

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SIGNATURES

SEAWRIGHT HOLDINGS, INC.

Date: June 12, 2006	By:	/s/ Joel Sens
Name: Joel Sens
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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